SRCO, C.P.A., Professional Corporation
Certified Public Accountants
14 Wynngate Lane
Amherst, NY, 14221
USA
Tel: 416 428 1391 & 716 345 3108
Fax: 905 882 9580
Email: info@srco.ca
www.srco.ca

Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 1-A/A of our audit report dated April 20, 2023 relating to the financial statements of StarPax Biopharma Inc. for the years ended December 31, 2022 and 2021.

/s/ SRCO, C.P.A., Professional Corporation

Amherst, NY
August 14, 2023

SRCO, C.P.A., Professional Corporation (6722)
CERTIFIED PUBLIC ACCOUNTANTS